Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION REPORTS

2021 THIRD QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS

2021 Third Quarter and Year-To-Date Highlights

•	Net income for the three months and quarter ended September 30, 2021, totaled $7,360,000, which is an increase of $589,000 or 8.7% over comparable period results for the three months ended September 30, 2020. Basic earnings per share was $0.84 and $0.79 for the three months ended September 30, 2021 and 2020, respectively, which is an increase of $0.05 or 6.3%.

•	Net income for the nine months ended September 30, 2021, totaled $23,339,000, which is an increase of $11,994,000 or 105.7% over comparable period results for the nine months ended September 30, 2020. Basic earnings per share was $2.67 and $1.32 for the nine months ended September 30, 2021 and 2020, respectively, which is an increase of $1.35 or 102.3%. The higher net income for the first three quarters of 2021 was primarily a result of higher fee income and less loan loss provision in 2021, as well as one-time merger expenses related to the acquisition of Frederick County Bancorp, Inc. (FCBI) in 2020.

•	Total loans outstanding were $1,486,886,000 at September 30, 2021, as compared to $1,637,784,000 at December 31, 2020, for a decrease of 9.2%. The decrease in loans is largely attributable to the forgiveness of Paycheck Protection Program (PPP) loans, sale of most new residential mortgages, and payoff of loans in the residential mortgage, consumer and government lending portfolios. Conversely, new loan production for all business lines totaled $315,972,000 for the nine months ended September 30, 2021, which is an increase of 25.0% over the same period of 2020.

•	Total deposits were $2,417,561,000 at September 30, 2021, as compared to $2,185,525,000 at December 31, 2020, for an increase of 10.6%. The increase in deposits is primarily a result of continued, slow economic conditions in the Coronavirus Disease 2019 (COVID-19) environment increasing the level of deposits held by existing and new customers, including the segment of municipal depositors.

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

•	Quarterly cash dividends paid to ACNB Corporation shareholders in the first nine months of 2021 totaled $6,710,000, or $0.77 per common share, which includes the special cash dividend of $0.02 per common share paid on June 15, 2021. Compared to the $0.75 in cash dividends paid per common share in the first nine months of 2020, this resulted in a year-over-year increase of 2.7% in cash dividends paid per common share to ACNB Corporation shareholders. In addition, it was recently announced the regular cash dividend declared for the fourth quarter of 2021 is $0.26 per common share and payable on December 15, 2021, to shareholders of record as of December 1, 2021. This per common share amount reflects a 4.0% increase over the fourth quarter of 2020.

•	At September 30, 2021, the Corporation’s community banking subsidiary, ACNB Bank, no longer had in effect any temporary loan modifications or deferrals due to the COVID-19 pandemic for either commercial or consumer customers, furthering the positive trend of improvement in 2021. Additionally, as of September 30, 2021, aggregate PPP loan originations for 2020 and 2021 totaled 2,217 loans in the dollar amount of $223,036,703. As a result of forgiveness and payments, there was an outstanding balance of $40,797,765 in PPP loans at September 30, 2021.

•	On February 23, 2021, ACNB Corporation’s Board of Directors approved a plan authorizing the future repurchase of up to 261,000 shares, or approximately 3.0%, of the Corporation’s outstanding shares of common stock. As of September 30, 2021, 15,101 shares were repurchased under this plan. On September 30, 2021, the Corporation entered into an issuer stock repurchase agreement with an independent third-party broker, in accordance with SEC Rule 10b5-1, to further facilitate this previously-authorized stock repurchase program.

•	On March 30, 2021, ACNB Corporation issued $15,000,000 in subordinated debt for the purpose of using the net proceeds to retire outstanding debt of the Corporation, repurchase issued and outstanding shares of the Corporation, support general corporate purposes, underwrite growth opportunities, create an interest reserve for the notes issued, and downstream proceeds to ACNB Bank, as deemed appropriate, to continue to meet regulatory capital requirements, increase the regulatory lending ability of the Bank, and support the Bank’s organic growth initiatives.

GETTYSBURG, PA, November 3, 2021 --- ACNB Corporation (NASDAQ: ACNB), financial holding company for ACNB Bank and Russell Insurance Group, Inc., announced financial results for the three months ended September 30, 2021, with net income of $7,360,000. Compared to net income of $6,771,000 for the three months ended September 30, 2020, this is an increase of $589,000 or 8.7% over comparable period results, primarily due to higher fee income across business lines and less loan loss provision for the period in 2021. Basic earnings per share was $0.84 and $0.79 for the three months ended September 30, 2021 and 2020, respectively, which is an increase of $0.05 or 6.3%.

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

The Corporation reported net income of $23,339,000 for the nine months ended September 30, 2021. Compared to net income of $11,345,000 for the nine months ended September 30, 2020, this is an increase of $11,994,000 or 105.7% over comparable period results. Basic earnings per share was $2.67 and $1.32 for the nine months ended September 30, 2021 and 2020, respectively, which is an increase of $1.35 or 102.3%. These 2021 year-to-date results are primarily attributable to higher fee income and less loan loss provision compared to the first nine months of 2020, as well as one-time merger expenses related to the acquisition of FCBI in the first quarter of 2020.

“2021 continues to exhibit positive financial results for ACNB Corporation and our shareholders. Although still impacted by the COVID-19 pandemic and its slower than hoped for recovery, the Corporation’s market areas have proven to be resilient as evidenced by the elimination of all temporary loan modifications and deferrals for both commercial and consumer customers as of the end of September 2021. Further, the PPP forgiveness process continues with less than 20% of total PPP loans originated still outstanding at September 30, 2021,” said James P. Helt, ACNB Corporation President & Chief Executive Officer. “Staff members have also been diligent in successfully completing the conversion of the Bank’s core operating system to a new platform as of September 20, 2021, significantly enhancing our capabilities in servicing customer accounts in real time. This long-term investment in technology further positions the organization for organic and inorganic growth opportunities in the years ahead, with the core system conversion a major initiative in the organization’s core and digital banking transformation roadmap.”

Mr. Helt continued, “ACNB Corporation’s strong financial performance in 2021 has resulted in the ability to reward our shareholders for their ongoing investment in the Corporation’s future with both a special cash dividend of $0.02 per common share paid on June 15, 2021, and a 4.0% increase to $0.26 in the regular quarterly cash dividend amount per common share announced recently for payment to shareholders on December 15, 2021. Many of our shareholders are located in our geographic footprint with strong, long-term ties to our organization and communities served. This continuing shared perspective is fundamental to the Corporation’s success as a community banking organization.”

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

Revenues

Total revenues, defined as net interest income plus noninterest income, for the first three quarters of 2021 were $71,037,000, or a 4.1% increase over total revenues of $68,237,000 for the first three quarters of 2020.

Net Interest Income and Margin

Net interest income decreased by $272,000 to $53,894,000 for the first nine months of 2021, which is a decrease of 0.5% compared to the first nine months of 2020. The net interest margin for the first nine months of 2021 was 2.90%, in comparison to 3.42% for the same period of 2020. Both net interest income and the net interest margin were negatively impacted by market rate decreases in tandem with less loans as a percentage in the earning asset mix, as well as more lower yielding investments and liquidity assets.

Noninterest Income

Noninterest income for the first nine months of 2021 was $17,143,000, an increase of $3,072,000 or 21.8% compared to the first nine months of 2020. The increase includes both fee income from the sale of residential mortgage loans and revenue from wealth management activities, which grew 95.2% and 19.2%, respectively, from the first nine months of 2020 to the first nine months of 2021.

Noninterest Expense

Noninterest expense for the first nine months of 2021 was $41,494,000, a decrease of $4,728,000 or 10.2% compared to the same period in 2020, due mainly to one-time merger expenses incurred in 2020 and continued expense management.

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

Loans

Total loans outstanding were $1,486,886,000 at September 30, 2021. Loans outstanding decreased by $150,898,000, or 9.2%, from December 31, 2020, and by $213,997,000, or 12.6%, from September 30, 2020 to September 30, 2021. The decrease in loans both year to date and year over year is largely attributable to the forgiveness of PPP loans, sale of most new residential mortgages, and payoff of loans in the residential mortgage, consumer and government lending portfolios. Conversely, new loan production for all business lines totaled $315,972,000 for the nine months ended September 30, 2021, which is an increase of 25.0% over the same period of 2020. Despite the intense competition in the Corporation’s market areas, there is a continued management focus on asset quality and disciplined underwriting standards in the loan origination process. As a result of stable loan risk metrics, combined with low credit losses in the portfolio, the provision for loan losses for the first nine months of 2021 was $50,000.

Deposits

Total deposits were $2,417,561,000 at September 30, 2021. Deposits increased by $232,036,000, or 10.6%, from December 31, 2020, and by $301,985,000, or 14.3%, from September 30, 2020 to September 30, 2021. Both year to date and year over year, these results are largely attributable to continued, slow economic conditions increasing the level of deposits held by existing and new customers, including the segment of municipal depositors.

Dividends

Quarterly cash dividends paid to ACNB Corporation shareholders in the first nine months of 2021 totaled $6,710,000, or $0.77 per common share, including the special cash dividend of $0.02 per common share paid on June 15, 2021. In the first nine months of 2020, ACNB Corporation paid $0.75 per common share for total dividends paid to shareholders in the amount of $6,509,000. On a per common share basis, there was a year-over-year increase of 2.7% in cash dividends paid to ACNB Corporation shareholders. Year to date in 2021, cash dividends paid to ACNB Corporation shareholders represent a dividend payout ratio of 28.8%. It was also recently announced the regular cash dividend declared for the fourth quarter of 2021 is $0.26 per common share and payable on December 15, 2021, to shareholders of record as of December 1, 2021. This per common share amount reflects a 4.0% increase over the same quarter of 2020 and will result in aggregate dividend payments of approximately $2,265,000 to ACNB Corporation shareholders in the fourth quarter of 2021.

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

COVID-19 Pandemic

As previously reported, ACNB Corporation implemented numerous initiatives to support and protect employees and customers during the COVID-19 pandemic. These efforts continue with current information and guidelines related to ongoing COVID-19 initiatives and communications available at acnb.com. At September 30, 2021, ACNB Corporation’s community banking subsidiary, ACNB Bank, no longer had any temporary loan modifications or deferrals for either commercial or consumer customers, furthering the positive trend of improvement in 2021. In comparison, at December 31, 2020, the Bank had outstanding approvals for temporary loan modifications and deferrals for 48 loans totaling $36,123,155 in principal balances, representing 2.2% of the total loan portfolio.

Paycheck Protection Program

ACNB Bank serves as an active participant in the PPP, as authorized initially by the Coronavirus Aid, Relief, and Economic Security (CARES) Act and subsequently by the Coronavirus Response and Relief Supplemental Appropriations Act. As of September 30, 2021, ACNB Bank had closed and funded 2,217 PPP loans totaling $223,036,703, resulting in approximately $9,500,000 in total fee income. Of this fee income amount, $2,875,000, before costs, was recognized in 2020 and another $4,411,000, before costs, was recognized in the first nine months of 2021 as an adjustment to interest income yield, with the remainder to be recognized in future quarters as an adjustment to interest income yield. At September 30, 2021, there was an outstanding balance of $40,797,765 in PPP loans as a result of forgiveness and repayments to date. Currently, the Bank is assisting the remainder of PPP customers with the processing of applications for loan forgiveness through the Small Business Administration (SBA).

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

Digital Banking Transformation

ACNB Bank completed the conversion of its core operating system to a new platform in the third quarter of 2021 with the goal of providing enhancements and efficiencies in the Bank’s servicing of customer accounts. This initiative is a major component of the Bank’s long-term core and digital banking transformation project to support strategic plans for growth.

About ACNB Corporation

ACNB Corporation, headquartered in Gettysburg, PA, is the $2.8 billion financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD. Originally founded in 1857, ACNB Bank serves its marketplace with banking and wealth management services, including trust and retail brokerage, via a network of 20 community banking offices, located in the four southcentral Pennsylvania counties of Adams, Cumberland, Franklin and York, as well as loan offices in Lancaster and York, PA, and Hunt Valley, MD. As divisions of ACNB Bank operating in Maryland, FCB Bank and NWSB Bank serve the local marketplace with a network of five and six community banking offices located in Frederick County and Carroll County, MD, respectively. Russell Insurance Group, Inc., the Corporation’s insurance subsidiary, is a full-service agency with licenses in 44 states. The agency offers a broad range of property, casualty, health, life and disability insurance serving personal and commercial clients through office locations in Westminster, Germantown and Jarrettsville, MD, and Gettysburg, PA. For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

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Non-GAAP Financial Measures

ACNB Corporation uses non-GAAP financial measures to provide information useful to investors in understanding our operating performance and trends, and to facilitate comparisons with the performance of our peers. Management uses these measures internally to assess and better understand our underlying business performance and trends related to core business activities. The non-GAAP financial measures and key performance indicators we use may differ from the non-GAAP financial measures and key performance indicators other financial institutions use to measure their performance and trends.

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. In the event of such a disclosure or release, the Securities and Exchange Commission’s (SEC) Regulation G requires: (i) the presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and (ii) a reconciliation of the differences between the non-GAAP financial measure presented and the most directly comparable financial measure calculated and presented in accordance with GAAP. Reconciliations of GAAP to non-GAAP operating measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release.

Management believes merger-related expenses are not organic costs attendant to operations and facilities. These charges principally represent expenses to satisfy contractual obligations of the acquired entity, without any useful benefit to the Corporation, to convert and consolidate the entity’s records, systems and data onto our platforms, and professional fees related to the transaction. These costs are specific to each individual transaction and may vary significantly based on the size and complexity of the transaction.

SAFE HARBOR AND FORWARD-LOOKING STATEMENTS - Should there be a material subsequent event prior to the filing of the Quarterly Report on Form 10-Q with the Securities and Exchange Commission, the financial information reported in this press release is subject to change to reflect the subsequent event. In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of Management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Coronavirus Response and Relief Supplemental Appropriations Act, the Coronavirus Aid, Relief, and Economic Security Act, the Tax Cuts and Jobs Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic conditions particularly with regard to the negative impact of severe, wide-ranging and continuing disruptions caused by the spread of Coronavirus Disease 2019 (COVID-19) and the responses thereto on the operations of the Corporation and current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; the effect of general economic conditions and more specifically in the Corporation’s market areas; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect Management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2021-19

November 3, 2021

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

ACNB CORPORATION

Financial Highlights

Unaudited Consolidated Condensed Statements of Income

Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
INCOME STATEMENT DATA
Interest income	$19,482	$21,324	$59,485	$63,818
Interest expense	1,482	2,958	5,591	9,652
Net interest income	18,000	18,366	53,894	54,166
Provision for loan losses	---	1,550	50	8,100
Net interest income after provision for loan losses	18,000	16,816	53,844	46,066
Noninterest income	5,274	5,012	17,143	14,071
Merger-related expenses	---	---	---	5,965
Noninterest expense	13,976	13,310	41,494	40,257
Income before income taxes	9,298	8,518	29,493	13,915
Provision for income taxes	1,938	1,747	6,154	2,570
Net income	$7,360	$6,771	$23,339	$11,345
Basic earnings per share	$0.84	$0.79	$2.67	$1.32

NON-GAAP MEASURES
INCOME STATEMENT DATA
Net income	$7,360	$6,771	$23,339	$11,345
Merger-related expenses, net of income taxes	---	---	---	4,573
Adjusted net income (non-GAAP)*	$7,360	$6,771	$23,339	$15,918
Adjusted basic earnings per share (non-GAAP)*	$0.84	$0.79	$2.67	$1.85

*See Non-GAAP Financial Measures above.

ACNB Corporation

Press Release/2021 Third Quarter and YTD Financial Results

November 3, 2021

Unaudited Selected Financial Data

Dollars in thousands, except per share data

	September 30, 2021	September 30, 2020	December 31, 2020
BALANCE SHEET DATA
Assets	$2,792,792	$2,503,049	$2,555,362
Securities	$421,444	$329,157	$350,182
Loans, total	$1,486,886	$1,700,883	$1,637,784
Allowance for loan losses	$19,141	$19,200	$20,226
Deposits	$2,417,561	$2,115,576	$2,185,525
Borrowings	$86,305	$109,834	$92,209
Stockholders’ equity	$269,840	$256,723	$257,972
COMMON SHARE DATA
Basic earnings per share	$2.67	$1.32	$2.13
Cash dividends paid per share	$0.77	$0.75	$1.00
Book value per share	$30.97	$29.50	$29.62
Number of common shares outstanding	8,712,189	8,703,313	8,709,393
SELECTED RATIOS
Return on average assets	1.18%	0.66%	0.78%
Return on average equity	11.87%	6.15%	7.39%
Non-performing loans to total loans	0.41%	0.51%	0.48%
Net charge-offs to average loans outstanding	0.07%	0.16%	0.16%
Allowance for loan losses to non-acquired loans (non-GAAP)*	1.67%	1.52%	1.65%
Allowance for loan losses to total loans	1.29%	1.13%	1.23%
Allowance for loan losses to non-performing loans	316.48%	222.53%	251.16%

* See Non-GAAP Financial Measures above.